Exhibit 4.2

AMENDED AND RESTATED TRUST AGREEMENT between MRU ABS II LLC as Depositor and _______________________ as Owner Trustee MRU Student Loan Trust 20__-__ Dated as of _________, 20__

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND USAGE

ARTICLE II

ORGANIZATION

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01.	Prior Notice to Certificateholders with Respect to Certain Matters	10
Section 4.02.	Action by the Certificateholders with Respect to Certain Matters	12
Section 4.03.	Action by the Certificateholders with Respect to Bankruptcy	12
Section 4.04.	Restrictions on Certificateholders’ Power	12
Section 4.05.	Majority Control	12

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.	Application of Trust Funds	13
Section 5.02.	Method of Payment	13
Section 5.03.	No Segregation of Moneys; No Interest	14
Section 5.04.	Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others	14
Section 5.05.	Signature on Returns; Tax Matters Partner	14

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

Section 8.01.	Owner Trustee’s Fees and Expenses	21
Section 8.02.	Owner Trustee’s Indemnification	21
Section 8.03.	Payments to the Owner Trustee	21

ARTICLE IX

TERMINATION OF AGREEMENT

Section 9.01.	Termination of Agreement	21

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

ARTICLE XI

MISCELLANEOUS

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.01.	Intent of the Parties; Reasonableness	28

EXHIBIT A - FORM OF TRUST CERTIFICATE
EXHIBIT B - FORM OF PURCHASER’S REPRESENTATION AND WARRANTY LETTER

AMENDED AND RESTATED TRUST AGREEMENT

AMENDED AND RESTATED TRUST AGREEMENT dated as of _______, 20__ (this “Agreement”), between ______________, a _______________________, acting hereunder not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and MRU ABS II LLC, a Delaware limited liability company (the “Depositor”).

WHEREAS, MRU Student Loan Trust 20__-__ (the “Trust”) was formed as a Delaware statutory trust pursuant to a Trust Agreement, dated as of ________, 20__, by and between the Owner Trustee and the Depositor and the filing of a certificate of trust (the “Certificate of Trust”) with the Secretary of State of Delaware on _________, 20__; and

WHEREAS, the Depositor and the Owner Trustee intend to amend and restate in its entirety such Trust Agreement and all action taken pursuant to such Trust Agreement, including but not limited to the execution and delivery of a power of attorney in favor of MRU Holdings, Inc. and all action taken pursuant thereto, is hereby ratified;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein are defined in the Indenture, which also contains rules as to construction and usage that shall be applicable herein.

“Administrator” means MRU Holdings, Inc., or any successor thereto.

“Administration Agreement” means the Administration Agreement, dated as of _________, 20__, among the Trust, the Owner Trustee, the Indenture Trustee, the Depositor, [the Back-up Administrator] and the Administrator, as amended, supplemented or otherwise modified from time to time.

[“Back-up Administrator” means __________________., a __________________, in its capacity as back-up administrator of the Issuer and the Financed Student Loans, and its successors and permitted assigns.]

“Basic Documents” means this Agreement, the Indenture, the Transfer and Contribution Agreement, the Deposit Agreement, the Servicing Agreement[s], the Administration Agreement, [the Verification Agent Agreement,] the Custodial Agreement, the Underwriting Agreement and any other documents and certificates delivered in connection with any thereof.

“Certificateholder” means a holder of a Trust Certificate.

“Certificate Paying Agent” means the Owner Trustee, or its designee, as Certificate Paying Agent hereunder.

“Certificate Register” means a register kept by the Certificate Registrar in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and the registration of transfers of the Certificates.

“Certificate Registrar” means the Owner Trustee, or its designee, as Certificate Registrar hereunder.

“Corporate Trust Office” means the office of the Owner Trustee pursuant to Section 2.02 hereof.

“Delaware Statutory Trust Act” shall have the meaning set forth in Section 2.01.

“Depositor” means MRU ABS II LLC.

“Indenture” shall mean the Indenture of Trust, dated as of ___________, 20__, between the Trust and the Indenture Trustee, and as amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” means _____________________, or any successor thereto.

“Notes” means the Student Loan Asset-Backed Notes issued by the Trust pursuant to the Indenture.

“Percentage Interest” means, with respect to a Trust Certificate, the percentage beneficial ownership interest in the Trust represented by such Trust Certificate, as noted thereon, provided that the sum of the Percentage Interests evidenced by all Trust Certificates issued by the Trust and outstanding at any given time shall not exceed 100%.

“Secretary of State” shall have the meaning set forth in Section 2.01.

“Servicer” shall mean any organization with which the Trust has entered into a Servicing Agreement, in any case, so long as such party acts as servicer of the Financed Student Loans.

“Servicing Agreement” shall mean a “Servicing Agreement” as defined in the Indenture, or any other servicing agreement or subservicing agreement entered into in connection with the servicing of the Financed Student Loans.

“Trust Certificate” means a certificate evidencing an undivided beneficial ownership interest in the Trust, substantially in the form of Exhibit A hereto.

“Underwriting Agreement” shall mean the underwriting agreement, dated ________, 20__, among the Depositor, MRU Holdings, Inc. and ________________________________________.

ARTICLE II

ORGANIZATION

Section 2.01. Name. The Trust shall be known as “MRU Student Loan Trust 20__-__,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) for which the Owner Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware (the “Secretary of State”) pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at _______________, (the “Corporate Trust Office”) or at such other address as the Owner Trustee may designate by written notice to the Certificateholder and the Depositor.

Section 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

1.   to issue, from time to time, Notes pursuant to the Indenture, and the Trust Certificates pursuant to this Agreement and to sell Notes in one or more transactions pursuant to the Underwriting Agreement;

2.   to deposit and apply the proceeds of the sale of Notes as specified in the Indenture;

3.   to assign, grant, transfer, pledge, mortgage and convey the Trust Estate to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and to hold, manage and distribute to the Certificateholder pursuant to the terms of this Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

4.	to originate and acquire Financed Student Loans;

5.   to enter into and perform its obligations under the Basic Documents to which it is to be a party;

6.   to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

7.   subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate.

The Trust is hereby authorized to engage in the foregoing activities and any activities that are necessary or incidental thereto. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. In no event shall the Owner Trustee or any other Person have any power to (i) vary the investment of the Certificateholders in the Certificates or to substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of the Certificateholders in the Certificates or (ii) agree to any change in the terms of a Financed Student Loan that would be a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3 (or any successor regulation), unless an opinion of nationally recognized tax counsel, obtained at the sole expense of the party requesting an action otherwise prohibited by clause (i) or (ii) of this sentence and delivered to the Owner Trustee, states that such action would (a) not cause the Certificates to be treated other than as interests in a partnership or a disregarded entity for federal and relevant state tax purposes, (b) not cause the Notes to be treated other than as debt of the Trust for federal and relevant state purposes and (c) not otherwise cause additional federal or relevant state tax to be imposed upon the Certificateholders, the Noteholders, the Owner Trustee or the Trust.

Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

Section 2.05. Initial Capital Contribution of Trust Estate. The Depositor has sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1.00. The OwnerTrustee hereby acknowledges receipt in trust from the Depositor of the foregoing contribution, which shall constitute the initial Trust Estate. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as (i) if there is only one Certificateholder, as a disregarded entity separate from its owner and (ii) if there is more than one Certificateholder, as a partnership, and that the provisions of this Trust Agreement shall be construed in accordance with such intent. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

Section 2.07. Liability of the Certificateholders. The Certificateholders shall not have any personal liability for any liability or obligation of the Trust. The Certificateholders shall be entitled to the same limitation on personal liability extended to stockholders of corporations organized for profit under the Delaware General Corporation Law.

Section 2.08. Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be pursuant to this Agreement.

Section 2.09. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee solely as to itself that:

(a)       The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)       The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

(c)       This Agreement has been duly executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights and subject to general principles of equity.

(d)       The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

Section 2.10. Federal Income Tax Allocations.

Net income of the Trust for any Interest Period as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholders, pro rata based upon their Percentage Interests.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

Section 3.02. The Trust Certificates. The Trust Certificates shall be issued as physical fully registered certificates in minimum Percentage Interests of 10%, substantially in the form of Exhibit A hereto and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, upon the order of the Depositor to the Owner Trustee. Such Trust Certificates shall represent the entire undivided beneficial ownership interest in the Trust Estate, subject to the debt represented by the Notes. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. Upon issuance, the Trust Certificates shall be deemed fully-paid and non-assessable.

Section 3.03. Authentication of Trust Certificate. Concurrently with the initial contribution of the Depositor to the Trust pursuant to Section 2.05, the Owner Trustee shall cause a Trust Certificate, in an aggregate Percentage Interest of 100%, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.04 or 3.05 hereunder.

Section 3.04. Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Trust Certificates and of transfers and exchanges of the Trust Certificates as herein provided. The Owner Trustee shall be the initial Certificate Registrar.

Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by or with the assets of (a) employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (b) entities (including insurance company general accounts) whose underlying assets include plan assets by reason of the investment by any such plans, arrangements or accounts in such entities (a “Benefit Plan Investor”). Each transferee of a Trust Certificate shall be required to represent (a) that it is not a Benefit Plan Investor and is not acquiring such Trust Certificate with the assets of a Benefit Plan Investor and (b) that if such Trust Certificate is subsequently deemed to be a plan asset, it will dispose of such Trust Certificate. Each Trust Certificate shall bear a legend referring to the restrictions contained in this paragraph.

Section 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like Percentage Interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

Section 3.07. Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Certificate Registrar of a request therefore from the Depositor in writing, a list in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the aggregate Percentage Interests apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Owner Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable or liable by reason of disclosure of its name and address, regardless of the source form which such information was derived.

Section 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain, either with itself or with an affiliate, in ___________, Delaware, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office as the location for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the holders of the Trust Certificates of any change in the location of the Certificate Register or any such office or agency.

Section 3.09. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to the Certificateholders from the amounts received from the Indenture Trustee for such purpose pursuant to the Indenture and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Owner Trustee, and any co-paying agent chosen by the Owner Trustee, and acceptable to the Indenture Trustee (which consent shall not be unreasonably withheld). The Owner Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days’ written notice to the Administrator. In the event that the Owner Trustee shall no longer be the Certificate Paying Agent, the Owner Trustee shall, with the written consent of the Depositor, appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05 and 8.01 shall apply to the Owner Trustee also in its role as Certificate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10. Restrictions on Transfer. (a) The Trust Certificates may not be offered or sold except to institutional “accredited investors” (as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) who are U.S. Persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act.

The Trust Certificates have not been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Trust Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Owner Trustee may require, in order to assure compliance with the Securities Act, that the Certificateholder’s prospective transferee certify to the Owner Trustee in writing the facts surrounding such disposition. Unless the Owner Trustee requests otherwise, such certification shall be substantially in the form of Exhibit B hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under the Securities Act, the Owner Trustee may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Owner Trustee or of the Trust.

(b)       Each Trust Certificate will bear a legend substantially to the following effect:

“THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF THE INVESTMENT BY SUCH PLANS, ARRANGEMENTS OR ACCOUNTS IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN MRU ABS II LLC OR __________________.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.”

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)       the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans or otherwise in the ordinary course of business) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

(b)       the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(c)       the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

(d)       the amendment, change or modification of the Administration Agreement or any Servicing Agreement, except to cure any ambiguity, to amend, supplement or add any provision in a manner that would not materially adversely affect the interests of the Certificateholders or to reduce fees payable to any Servicer;

(e)       the termination of the Custodial Agreement unless a Rating Agency Condition is satisfied;

(f)        the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

(g)       the consent to the calling or waiver of any default of any Basic Document;

(h)       the consent to the assignment by the Indenture Trustee, the Depositor, the Administrator, [the Back-up Administrator,] the Custodian or any Servicer of their respective obligations under any Basic Document;

(i)        except as provided in Article IX hereof, the dissolution, termination or liquidation of the Trust, in whole or in part;

(j)        the merger or consolidation of the Trust with or into any other entity, or the conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

(k)       the causing of the Trust to incur, assume or guaranty any indebtedness other than the Notes or as set forth in this Agreement or the Basic Documents;

(l)	doing any act that conflicts with any other Basic Document;

(m)      doing any act which would make it impossible to carry on the ordinary business of the Trust;

(n)	confessing a judgment against the Trust;

(o)       possessing Trust assets, or assigning the Trust’s right to property, for other than a Trust purpose;

(p)       changing the Trust’s purpose and powers from those set forth in this Agreement; or

(q)       causing the Trust to lend any funds to any entity, unless permitted in this Agreement or the Basic Documents.

In addition, the Trust shall not commingle its assets with those of the Depositor or any affiliate of the Depositor and shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and any of its affiliates. This Agreement and the Basic Documents shall be the only agreements among the parties hereto with respect to the creation, operation and termination of the Trust. For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Depositor. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.

Section 4.02. Action by the Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of all Certificateholders, to (a) remove or replace any Servicer, the Administrator [or the Back-up Administrator] or (b) except as expressly provided in the Basic Documents, sell the Financed Student Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.03. Action by the Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust.

Section 4.04. Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be permitted to follow any such direction, if given.

Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Trust Certificates evidencing not less than a majority of the Percentage Interests. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of the Trust Certificates evidencing not less than a majority of the aggregate Percentage Interests at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01. Application of Trust Funds.

(a)       Trust property may be distributed directly to the Certificateholders by the Indenture Trustee in accordance with the terms of the Indenture. If the Owner Trustee, on behalf of the Trust, receives any funds from any of the Trust Accounts under the Indenture (a “Distribution Date”), the Owner Trustee shall distribute such amounts to the Certificateholder on such Distribution Date, pro rata based upon their Percentage Interests. All such funds to be distributed to the Owner Trustee shall be wired in accordance with wiring instructions provided to the Indenture Trustee by the Owner Trustee.

(b)       In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (b). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 5.02. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, at least five Business Days prior to such Distribution Date, which may be standing instructions. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate will be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Owner Trustee or such other location specified in writing to the Certificateholder thereof.

Section 5.03. No Segregation of Moneys; No Interest. Subject to Section 5.01, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the any Basic Document and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.04. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall deliver to the Certificateholders (and to each Person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Certificateholder to prepare its federal and state income tax returns. Consistent with the Trust’s characterization for federal income tax purposes, so long as there is only one Certificateholder, as a disregarded entity, no federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust, the Indenture Trustee, the Owner Trustee, the Depositor and, if different, the holder of the Trust Certificate receives an opinion of counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing, (b) the Internal Revenue Service shall determine that the Trust is required to file such a return or (c) there should be more than one Certificateholder. In the event that the Trust is required to file tax returns, the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Student Loans. The Owner Trustee shall, if there is more than one Certificateholder or if it is otherwise required to file a return in accordance with the immediately preceding sentence, prepare or cause to be prepared any tax returns required to be filed by the Trust consistent with maintaining its characterization, for federal income tax purposes, as a partnership and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain such characterization. The Owner Trustee, or any other party required by law, shall promptly sign such returns and such returns shall be filed by, or at the direction of, the Owner Trustee with the appropriate tax authorities. The Owner Trustee shall deliver the executed returns and any related information to any requesting Certificateholder at such times as such Certificateholder may request. In no event shall the holder of the Trust Certificate be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the holder of the Trust Certificate’s breach of its obligations under this Agreement.

Section 5.05. Signature on Returns; Tax Matters Partner. The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by such Certificateholder.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes issued pursuant to the Indenture. The Owner Trustee is also authorized and directed on behalf of the Trust (i) to acquire the Financed Student Loans, and (ii) to follow the direction of and cooperate with any Servicer or subservicer to the extent necessary to enable such Servicer or subservicer to fulfill its obligations under its Servicing Agreement or subservicing agreement.

In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator [or the Back-up Administrator] directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator [or the Back-up Administrator] is expressly required pursuant to the Basic Documents to cause the Owner Trustee to act.

Section 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Owner Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator [or the Back-up Administrator] has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator [or the Back-up Administrator] to carry out its obligations under the Administration Agreement. The Owner Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

Section 6.03. Action Upon Instruction. (a) Subject to Article IV and Section 7.01 and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.05.

(b)       The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c)       In the event that the Owner Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

Section 6.04. No Duties Except as Specified in this Agreement, any other Basic Document or in Instructions.

(a)       The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against it in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

(b)       To the extent that, at law or in equity, the Owner Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Certificateholders, the Owner Trustee shall not be liable to the Trust or to any Certificateholder for the Owner Trustee’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Owner Trustee otherwise existing at law or in equity, are agreed by the Depositor and the Certificateholders to replace such other duties and liabilities of the Owner Trustee.

Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06. Restrictions. (a) The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

(b)       The Owner Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Certificateholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Owner Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Owner Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. The Owner Trustee may engage in or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository, trustee or agent for securities or other obligations of the Depositor or its Affiliates.

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the appointment as trustee of the Trust hereby created and agrees to perform its duties hereunder with respect to such appointment but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)       the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

(b)       the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction or instructions of the Depositor, the Administrator, [the Back-up Administrator] or the Certificateholder;

(c)       no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)       under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)       the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

(f)        the Owner Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, [the Back-up Administrator,] the Seller, the Indenture Trustee or any Servicer under any of the other Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator [or the Back-up Administrator] under the Administration Agreement, the Indenture Trustee under the Indenture or a Servicer under any Servicing Agreement;

(g)       the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act; and

(h)       Notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust, any Servicer, the Sponsor or any other Person any filings, certificates, affidavits or other instruments required by the Securities and Exchange Commission (the “SEC”) or required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person’s right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required by the SEC or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under this Agreement or any other document in connection herewith.

Section 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

Section 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a)	It is eligible in accordance with the provisions of Section 10.01 hereof.

(b)       It is not an investment company registered under the Investment Company Act of 1940, as amended.

(c)       It is a _____________ duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(d)       It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

(e)       Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)       In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

Section 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the duties hereby created, _____________ acts solely as Owner Trustee hereunder and not in its individual capacity and, subject to Section 6.04(b), all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 7.06. Owner Trustee not Liable for Trust Certificates or Financed Student Loans. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, the Trust Certificates or any other Basic Document (other than the signature and countersignature of the Owner Trustee on the Trust Certificate) or the Notes, or of any Financed Student Loan or related documents. The Owner Trustee shall at no time have any responsibility for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Owner Trustee on behalf of the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor, any Servicer, the Administrator [or the Back-up Administrator] with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, [the Back-up Administrator,] the Indenture Trustee or any Servicer or subservicer taken in the name of the Owner Trustee.

Section 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, [the Back-up Administrator,] the Indenture Trustee or any Servicer in transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

Section 8.01. Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder (i) an initial fee equal to $_____ and (ii) an annual fee equal to $_____. The Owner Trustee shall be entitled to be reimbursed by MRU Holdings, Inc. and the Depositor, to the extent provided in a separate agreement, for its other reasonable expenses hereunder.

Section 8.02. Owner Trustee’s Indemnification. The Owner Trustee shall be indemnified for its services hereunder as has been separately agreed upon before the date hereof among MRU Holdings, Inc., the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be indemnified and held harmless by MRU Holdings, Inc. and the Depositor to the full extent provided in such separate agreement.

Section 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to Section 8.01 hereof shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF AGREEMENT

Section 9.01. Termination of Agreement. (a) This Agreement (other than Article VIII) shall terminate and the Trust shall dissolve and terminate and be of no further force or effect upon the final distribution by the Indenture Trustee and the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and Article V of this Agreement, respectively. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. After distribution of all funds or other property contemplated by this Section 9.01(a), the Owner Trustee, at the direction and expense of MRU Holdings, Inc., shall file a certificate of cancellation of the Trust with the Delaware Secretary of State.

(b)       Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c)       Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Owner Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination given pursuant to the Indenture, stating (i) the Distribution Date upon which final payment of the Trust Certificate shall be made upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that payments are being made only upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.01.

In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Owner Trustee to the Depositor.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation or association (i) meeting the requirements of Section 3807(a) of the Delaware Statutory Trust Act; (ii) being subject to supervision or examination by federal or state authorities; and (iii) having (or having a parent which has) a rating of at least investment grade by the Rating Agencies. If the Owner Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Owner Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from its appointment as trustee of the Trust hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee, and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under this Agreement until such successor has in fact assumed such appointment.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time an insolvency event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee, under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee, so removed and one copy to the successor Owner Trustee, and shall remit payment of all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

The Owner Trustee agrees to provide all reasonable cooperation and assistance to the Depositor in the event of appointment of a successor Owner Trustee.

Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees, expenses and indemnities deliver to the successor Owner Trustee all documents, statements, moneys and properties held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the succession of such Owner Trustee to all Certificateholders, the Indenture Trustee and the Noteholders. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Any successor Owner Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust identifying its name and principal place of business in the State of Delaware.

Section 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Owner Trustee shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.01.

Section 10.05. Appointment of Co-Owner Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee, meeting the eligibility requirements of Section 10.01, to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee acting alone shall have the power to make such appointment. No notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

a)

all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Owner Trustee;

b)	no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and
c)	the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders;provided, however, that suchaction shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

This Agreement may also be amended from time to time by the Depositor and the Owner Trustee (i) with the consent of the Noteholders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes and (ii) with the consent of the Certificateholders of Certificates evidencing not less than a majority of the aggregate Percentage Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the aggregate outstanding amount of the Notes and the Percentage Interest of Certificates required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

It shall not be necessary for the consent of the Certificateholders or the Noteholders, as the case may be, pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

The Depositor shall provide the Rating Agencies with prior written notice of any amendment to this Agreement.

Section 11.02. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, each Servicer, the Certificateholders, the Administrator, [the Back-up Administrator] and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing (including, without limitation, by any electronic transmission capable of providing a written record or by e-mail accompanied by a delivery request) and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to its Corporate Trust Office and if to the Depositor, addressed to MRU ABS II LLC, 590 Madison Avenue, 13th Floor, Suite 200, New York, New York 10022, Attention: Capital Markets or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)       Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.07. Successors And Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Owner Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.08. No Petition. (a) The Depositor will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

(b)       The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, the Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

Section 11.09. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificates represent beneficial interests in the Trust only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, [the Back-up Administrator,] any Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

Section 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.01. Intent of the Parties; Reasonableness. The Depositor and the Owner Trustee acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor and the Issuer with the provisions of Regulation AB and related rules and regulations of the SEC.

Neither the Depositor nor the Owner Trustee shall exercise its right to request delivery of information or other performance under these provisions other than in good faith or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the SEC or its staff, consensus among participants in the asset backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, the Owner Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all statements, reports, certifications, records, attestations, and any other information reasonably necessary in the good faith determination of the Depositor, to permit the Depositor to comply with the provisions of Regulation AB as it relates to the Owner Trustee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

___________________________________, in its individual capacity and as Owner Trustee

By:
Name: Title:

MRU ABS II LLC, as Depositor

By:
Name: Title:

EXHIBIT A TO THE TRUST AGREEMENT

[FORM OF TRUST CERTIFICATE]

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF THE INVESTMENT BY SUCH PLANS, ARRANGEMENTS OR ACCOUNTS IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN MRU ABS II LLC OR ___________________.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

TRANSFER OF THIS TRUST CERTIFICATE IS SUBJECT TO FURTHER RESTRICTIONS AS SET FORTH IN SECTION 3.10 OF THE TRUST AGREEMENT.

NUMBER 1- ☐	PERCENTAGE INTEREST: ☐%

MRU STUDENT LOAN TRUST 20__-_

TRUST CERTIFICATE evidencing a fractional undivided beneficial interest in the Trust, as defined below. (This Trust Certificate does not represent an interest in or obligation of the Depositor (as defined below) or the Owner Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT __________________ is the registered owner of a nonassessable, fully-paid, ___% fractional undivided interest in MRU Student Loan Trust 20 __ - _ (the “Trust” or the “Issuer”), a statutory trust formed under the laws of the State of Delaware by MRU ABS II LLC, a Delaware limited liability company (the “Depositor”). The Trust was created pursuant to a Trust Agreement dated as of _______, 20__, as amended and restated by that certain Amended and Restated Trust Agreement, dated as of _______, 20__, (the “Trust Agreement”), between the Depositor and ____________, a _________, as Owner Trustee (the “Owner Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Indenture; which also contains rules as to usage that shall be applicable herein.

This Certificate is one of the duly authorized Certificates designated as “MRU Student Loan Trust 20__-_ Trust Certificates” (herein called the “Certificates” or the “Trust Certificates”) issued under the Trust Agreement. This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the “Financed Student Loans”), all moneys paid thereunder, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Servicing Agreements and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Basic Documents.

It is the intent of the Depositor, the Administrator and the Certificateholders, that for purposes of federal income, state and local income and franchise and any other income taxes, (i) if there is more than one Certificateholder, the Trust will be treated as a partnership and the Certificateholders will be treated as partners in that partnership and (ii) if there is only one Certificateholder, the Trust will be disregarded an entity separate from the sole Certificateholder. The Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust if there is more than one Certificateholder. Certificateholders specifically authorize the Owner Trustee to complete, sign and timely file any documents, returns, forms or reports as may be required by federal or relevant state or local taxing authorities affirming the treatment of the Trust as a partnership if there is more than one Certificateholder.

Each Certificateholder by its acceptance of a Trust Certificate covenants and agrees that such Certificateholder will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

The Trust Certificate does not represent an obligation of, or an interest in, the Depositor, the Indenture Trustee, any Servicer, the Administrator, [the Back-up Administrator,] the Owner Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Financed Student Loans, all as more specifically set forth in the Indenture. A copy of each of the Indenture and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon request.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

Each purchaser of this Trust Certificate shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser’s Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit B.

This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Indenture or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

MRU STUDENT LOAN TRUST 20__-_
By: ________________________, not in its individual capacity but solely as Owner Trustee.

By:
Authorized Signatory

Date: ____ __, 200_

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate referred to in the within-mentioned Trust Agreement.

__________________________________, not in its individual capacity but solely as Owner Trustee.

By:
Authorized Signatory

Date: ______ __, 200_

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

_________________________* Signature Guaranteed:
_________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever.

EXHIBIT B TO THE TRUST AGREEMENT

[Form of Purchaser’s Representation and Warranty Letter]

___________________, as Certificate Registrar ____________________ ____________________ ____________________ ___________________ Attention: ________________________

Re:	MRU Student Loan Trust 20__-_ Trust Certificates

Ladies and Gentlemen:

In connection with our proposed purchase of the MRU Student Loan Trust 20__-_ Trust Certificate (the “Trust Certificate”) issued under the Trust Agreement, dated as of _________, 20__, as amended and restated by that certain Amended and Restated Trust Agreement, dated as of _________, 20__, (the “Agreement”), each by and between MRU ABS II LLC, as depositor (the “Depositor”) and ________________, as Owner Trustee, the undersigned (the “Purchaser”) represents, warrants and agrees that:

It is an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and is acquiring the Certificates for its own institutional account or for the account of an institutional accredited investor.

It is not (i) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of the investment by such plans, arrangements or accounts in any such entity.

It is a U.S. Person as defined in Section 7701(a)(30) of the Code.

It has such knowledge and experience in evaluating business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Certificates. It understands the full nature and risks of an investment in the Certificates and based upon its present and projected net income and net worth, it believes that it can bear the economic risk of an immediate or future loss of its entire investment in the Certificates.

It understands that the Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Certificates, such Certificates may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act that purchases for its own account or for the account of another institutional accredited investor or (b) pursuant to an effective registration statement under the Securities Act.

It understands that the Certificate will bear a legend substantially to the following effect:

“THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF THE INVESTMENT BY SUCH PLANS, ARRANGEMENTS OR ACCOUNTS IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN MRU ABS II LLC OR ____________________.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

It is acquiring the Certificates for its own account and not with a view to the public offering thereof in violation of the Securities Act (subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within its control).

It has been furnished with all information regarding the Trust and Certificates which it has requested from the Trust and the Depositor.

Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with, any person in any manner or made any general solicitation by means of general advertising or in any other manner, which would constitute a distribution of the Certificates under the Securities Act or which would require registration pursuant to the Securities Act nor will the it act, nor has it authorized or will authorize any person to act, in such manner with respect to any Certificate.

It is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Depositor.

Dated:____________

Very truly yours,
______________________________________ NAME OF PURCHASER
By: ___________________________________ Name:_________________________________ Title:__________________________________
NOTE: To be executed by an executive officer